UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

November 4, 2023

Fox Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2023, Fox Corporation (the “Company”) appointed Adam Ciongoli as Chief Legal and Policy Officer of the Company effective December 1, 2023 (the “Effective Date”). Mr. Ciongoli, 55, comes to the Company from Campbell Soup Company, where he served as Executive Vice President, General Counsel and led the Corporate Secretary function, Government Relations team, and Sustainability, Corporate Responsibility and Governance functions and was a member of the Operating Committee; he was the Executive Vice President and General Counsel of Lincoln Financial Group (May 2012 – June 2015) and Group General Counsel and Secretary of Willis Group Holdings, PLC (March 2007 - May 2012). The Company issued a press release on November 8, 2023 announcing Mr. Ciongoli’s appointment.

The Company entered into an employment agreement (the “Employment Agreement”) with Mr. Ciongoli on November 4, 2023. The Employment Agreement provides that he will serve as Chief Legal and Policy Officer of the Company until November 30, 2026. Mr. Ciongoli will receive a base salary of $1,750,000, target bonus of $2,750,000 and a target award under the Fox Corporation 2019 Shareholder Alignment Plan (“SAP”, or other long-term incentive plan as in effect from time to time) equal to $3,000,000. Under the Employment Agreement, Mr. Ciongoli will participate in all of the Company’s employee benefit plans to the extent applicable to other comparable executives of the Company, and will have the opportunity to receive severance and other post-termination benefits consistent with the Form of Employment Agreement filed as an exhibit to the Company’s Form 10-K.

Following the Effective Date, Mr. Ciongoli will receive awards consisting of restricted stock units and performance stock options, with a grant date value of $2,250,000 and $750,000, respectively (together, the “Initial SAP Award”) under the SAP in respect of his services for the remainder of the fiscal year. To offset the value of forfeited awards from his prior employer, he will also receive an additional award of restricted stock units with a grant date value of $2,350,000 (the “SAP Award”) which will vest in equal installments on each of June 30, 2024, June 30, 2025 and June 30, 2026. Except as otherwise provided in the foregoing, the awards will generally be subject to substantially the same terms and conditions (including vesting and performance conditions) as established for other executive officers of the Company during fiscal year 2024.

The foregoing description of the Employment Agreement, the Initial SAP Award and SAP Award does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Employment Agreement, Form of Restricted Stock Unit Terms and Conditions under the Shareholder Alignment Plan and the Form of Non-Qualified Stock Option Terms and Conditions under the Shareholder Alignment Plan, filed with the Company’s Form 10-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release issued by Fox Corporation, dated November 8, 2023, announcing the appointment of Adam Ciongoli as Fox Corporation’s Chief Legal and Policy Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:	/s/ Viet D. Dinh
Name:	Viet D. Dinh
Title:	Chief Legal and Policy Officer

November 8, 2023